EXHIBIT 23.2

871 Coronado Center Drive
Suite 110
Henderson, Nevada 89052

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S‑8 of Troika Media Group, Inc. our report dated September 28, 2021, with respect to the consolidated financial statements as of June 30, 2021 and 2020 and for each of the years in the two‑year period ended June 30, 2021, appearing in the Registration Statement.

We also consent to the reference to our firm under the heading of “experts” in such Prospectus.

RBSM LLP

Henderson, NV

February 10, 2022